   EXHIBIT 10.1

TRIBUNE COMPANY

INCENTIVE COMPENSATION PLAN

(As Amended and Restated Effective May 12, 2004)

ARTICLE I

PURPOSE

                                 The purpose of the Incentive Compensation Plan, as set forth herein (the “Plan”), is to enable Tribune Company (the “Company”) to provide officers, other employees, nonemployee directors, consultants, independent contractors and agents of the Company and its Subsidiaries various forms of stock and cash incentive awards, including those based upon the achievement of financial and other performance goals, thereby attracting, retaining and rewarding such persons and strengthening the mutuality of interests between such persons and the Company’s stockholders. The Plan constitutes an amendment and restatement of the Company’s 1997 Incentive Compensation Plan (the “1997 Plan”), and no further awards shall be granted under the terms of the 1997 Plan on or after the effective date of the Plan.

ARTICLE II

DEFINITIONS

                                  2.1        “Board” shall mean the Board of Directors of the Company.

                                  2.2        “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor legislation.

                                  2.3        “Committee” shall mean the Committee as defined in Section 3.1 hereof.

                                  2.4        “Common Stock” shall mean the Common Stock ($0.01 par value) of the Company.

                                  2.5         “Disability” shall mean a disability qualifying the Participant to receive benefits under the Company’s or a Subsidiary’s long-term disability plan. Disability shall be deemed to occur on the date benefit payments begin. If a Participant is not an employee of the Company or a Subsidiary, then “Disability” shall mean the inability of a Participant to perform substantially such Participant’s duties and responsibilities due to physical or mental incapacity for a continuous period of at least six months, as determined solely by the Committee.

                                  2.6         “Extraordinary Items” shall mean (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, all of which must be identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company’s annual report.

                                  2.7         “Fair Market Value” unless otherwise required by any applicable provision of the Code, or any regulations issued thereunder, shall mean as of any date the closing price of the Common Stock as reported on the New York Stock Exchange Composite Transaction List for such day or if the Common Stock was not traded on such day, then the next preceding day on which the Common Stock was traded.

                                  2.8         “Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be restricted stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

                                  2.9         “Incentive Stock Option” shall mean any stock option awarded under the Plan intended to be, and designated as, an incentive stock option within the meaning of Section 422 of the Code or any successor provision.

                                  2.10         “Nonqualified Stock Option” shall mean any stock option awarded under the Plan that is not an Incentive Stock Option.

                                  2.11         “Operating Cash Flow” shall mean the earnings of the Company before any deduction or adjustment for interest, taxes, depreciation, amortization, write-downs of intangible assets and non-operating gains and losses, subject to adjustment by the Committee to account for the effects of Extraordinary Items.

                                  2.12         “Participant” shall mean an eligible employee, nonemployee director, consultant, independent contractor or agent of the Company or a Subsidiary to whom an award has been made pursuant to the Plan.

                                  2.13         “Retirement” shall mean any termination of employment or service by a Participant (other than by death or Disability) who is at least 55 years of age after at least 10 years of employment by or service to the Company and/or a Subsidiary.

                                  2.14         “SAR” shall mean a stock appreciation right granted pursuant to Article VIII as either a Free-Standing SAR or a Tandem SAR.

                                  2.15         “Subsidiary” shall mean any corporation (or partnership, joint venture or other enterprise) (i) of which the Company owns or controls, directly or indirectly, 20% or more of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participations and voting power) or (ii) which the Company controls by contract or other means. “Control” means the power to direct or cause the direction of the management and policies of a corporation, partnership, joint venture or other enterprise.

                                  2.16         “Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be restricted stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered. A Tandem SAR shall terminate automatically upon the exercise of the option to which such Tandem SAR relates.

                                  2.17         “Termination of Service” shall mean the termination of a Participant’s employment by or service to the Company or any Subsidiary. A Participant employed by or providing service to a Subsidiary shall also be deemed to incur a Termination of Service if the Subsidiary ceases to be a Subsidiary and the Participant does not immediately thereafter become an employee, nonemployee director, consultant, independent contractor or agent of the Company or another Subsidiary.

                                  2.18         “Transfer” shall mean anticipation, alienation, attachment, sale, assignment, pledge, encumbrance, charge or other disposition; and the terms “Transferred” or “Transferable” shall have corresponding meanings.

ARTICLE III

ADMINISTRATION

                                  3.1         The Committee. The Plan shall be administered by one or more committees (any such committee, the “Committee”) of the Board. The Board shall have the sole discretion to appoint, add, remove or replace members of the Committee, and shall have the sole authority to fill vacancies on the Committee. Unless otherwise provided by the Board: (i) with respect to any award under the Plan for which the Committee determines that it is necessary or desirable for the grant or issuance thereof to be exempt under Rule 16b-3 of the Securities Exchange Act of 1934 (the “1934 Act”), the Committee shall consist of two or more directors each of whom is permitted under that Rule to make grants or awards that are exempt from the operation of 1934 Act Section 16(b), and (ii) with respect to any award that is intended to qualify as “performance-based compensation” under Code Section 162(m)(4)(C), the Committee shall consist of two or more directors, each of whom is an “outside director” (as such term is defined in applicable regulations under Code Section 162(m)). With respect to any award that is not intended to satisfy the conditions of 1934 Act Rule 16b-3 or Code Section 162(m)(4)(C), the Committee may delegate all or any of its responsibilities hereunder to any directors or, except to the extent prohibited under applicable law, to any officers of the Company (any of whom also may be a Participant who has been granted or is eligible to be granted awards under the Plan), and in the context of such awards, references in the Plan to the “Committee” shall refer to both the Committee and, unless otherwise provided by the Committee, to any such delegates of the Committee.

                                  3.2         Authority. The Committee shall have full power to select key employees, nonemployee directors, consultants, independent contractors and agents of the Company or a Subsidiary to whom awards are granted; to determine the size and types of awards and their terms and conditions; to construe and interpret the Plan; to establish and amend the rules for the Plan administration; and to make all other determinations which may be necessary or advisable for the administration of the Plan. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements of Code Section 162(m) and regulations thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the restriction period applicable to any outstanding restricted stock award or restricted stock unit award shall lapse, (iii) all or a portion of the performance period applicable to any outstanding award shall lapse and (iv) the performance criteria applicable to any outstanding award (if any) shall be deemed to be satisfied at the maximum or any other level. All determinations of the Committee shall be final and conclusive on all persons, including the Company, its stockholders and Participants, and their estates and beneficiaries.

ARTICLE IV

RESERVED SHARES AND AWARD LIMITS

                                  4.1         Reserved Shares. The number of shares of Common Stock available for awards under the Plan, including awards granted under the terms of the 1997 Plan, shall be the sum of the following amounts:

                                  (a)         twenty million (20,000,000) shares, subject to adjustment as provided in Article XIV;

                                  (b)        any shares of Common Stock subject to an award hereunder or under any prior stock incentive plan of the Company if there is a lapse, forfeiture, expiration or termination of any such award (except to the extent an option is forfeited due to the exercise of a related Tandem SAR or a Tandem SAR is forfeited due to the exercise of a related option);

                                  (c)        the number of shares of Common Stock exchanged by an optionee as full or partial payment to the Company of the exercise price under any stock option exercised under the Plan or any prior stock incentive plan of the Company;

                                  (d)        the number of shares of Common Stock retained by the Company pursuant to a Participant’s tax withholding election or exchanged by a Participant to satisfy his or her tax withholding obligations as permitted by Section 16.6 hereof;

                                  (e)        any shares of Common Stock purchased by the Company with cash obtained upon the exercise of options granted under the Plan or any prior stock incentive plan of the Company and shares repurchased with tax savings resulting from deductibility exceeding reported compensation expense; and

                                  (f)        any shares of Common Stock reserved for issuance and not used under the Company’s 1992 Long-Term Incentive Plan and the Times Mirror Company 1996 Management Incentive Plan.

                                  All of these shares may be either authorized but unissued or reacquired shares. Shares available for awards under the Plan pursuant to Sections 4.1(b) through 4.1(f) shall include both shares that become available pursuant to such sections on or after the effective date of the Plan and shares that have become available pursuant to such sections under the terms of the 1997 Plan prior to the effective date of the Plan.

                                  4.2        Award Limits. Subject to adjustment as provided in Article XIV,

                                  (a)        the aggregate number of shares of Common Stock available under this Plan for Incentive Stock Options granted pursuant to Article VII shall not exceed eight million (8,000,000) shares;

                                  (b)        the aggregate number of shares of Common Stock available under this Plan for all stock awards granted pursuant to Article IX after the effective date of the Plan shall not exceed 10 million (10,000,000) shares, plus 50% of the number of shares that become or have become available under the Plan pursuant to Sections 4.1(b) through 4.1(f);

                                  (c)        the maximum number of shares subject to stock options and SARs granted to any Participant during any five-year period during the term of the Plan shall not exceed two million (2,000,000) shares; and

                                  (d)        the maximum number of shares subject to stock awards granted pursuant to Article IX to any Participant in any five-year period and intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall not exceed 750,000 shares.

ARTICLE V

ELIGIBILITY

                                 All officers, other employees, nonemployee directors, consultants, independent contractors and agents of the Company and its Subsidiaries shall be eligible for participation in the Plan. Participation under the Plan from among those eligible shall be determined by the Committee.

ARTICLE VI

TYPES OF AWARDS

                                  Awards under the Plan may be granted in any one or a combination of (a) stock options, (b) stock appreciation rights in the form of Free-Standing SARs or Tandem SARs, (c) stock awards in the form of restricted stock awards, restricted stock unit awards or unrestricted stock awards and (d) annual management incentive plan bonuses.

ARTICLE VII

STOCK OPTIONS

                                  7.1         General Terms. Stock options may be granted to Participants at any time as determined by the Committee. The Committee shall determine the number of shares subject to each option and whether the option is an Incentive Stock Option. The option price for each option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of the Common Stock on the date the option is granted. Each option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no option shall be exercisable later than the tenth (10th) anniversary date of its grant. Options granted under the Plan shall be exercisable at such time and subject to such terms and conditions as the Committee shall determine. The option price upon exercise of any option shall be payable to the Company in full by (a) cash payment or its equivalent; (b) tendering previously acquired shares having a Fair Market Value at the time of exercise equal to the option price; (c) certification of ownership of such previously acquired shares; (d) except as may be prohibited by applicable law, by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds from the option shares or loan proceeds to pay the exercise price and withholding taxes due to the Company; or (e) such other methods of payment as the Committee at its discretion deems appropriate. For purposes of clauses (b) and (c), previously acquired shares must have been owned by the Participant for at least six months prior to exercise, to the extent such restriction is necessary to prevent the Company from reporting a compensation expense with respect to options granted under the Plan.

                                  7.2         Termination of Service by Death, Disability or Retirement. If a Participant’s employment by or service to the Company or a Subsidiary terminates by reason of death, Disability or Retirement, any stock option held by such Participant, unless otherwise determined by the Committee at grant, shall be fully vested and may thereafter be exercised by the Participant or by the beneficiary or legal representative of the estate of a disabled or deceased Participant, for a period of five years (or such shorter period as the Committee may specify at grant) from the date of such death, Disability or Retirement or until the expiration of the stated term of such stock option, whichever period is the shorter.

                                  7.3         Other Termination of Service. Subject to Article XIII, unless otherwise determined by the Committee at or after grant, if a Participant’s employment by or service to the Company or a Subsidiary terminates for any reason other than death, Disability or Retirement, the stock option shall terminate at such time as provided in the award.

ARTICLE VIII

STOCK APPRECIATION RIGHTS

                                  8.1         General Terms. Stock appreciation rights ("SARs") may be granted to Participants at any time as determined by the Committee.

                                  (a)        Number of Shares and Type of SAR. The Committee shall determine the number of shares subject to each SAR and whether the SAR is a Tandem SAR or a Free-Standing SAR. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted.

                                  (b)        Base Price of SAR. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date such SAR is granted.

                                  (c)        Exercise Period and Exercisability. Each SAR shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no SAR shall be exercisable later than the tenth (10th) anniversary of the date such SAR is granted. SARs granted under the Plan shall be exercisable at such time and subject to such terms and conditions as the Committee shall determine.

                                  (d)        Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are canceled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request.

                                  8.2         Termination of Service by Death, Disability or Retirement. If a Participant’s employment by or service to the Company or a Subsidiary terminates by reason of death, Disability or Retirement, any SAR held by such Participant, unless otherwise determined by the Committee at grant, shall be fully vested and may thereafter be exercised by the Participant or by the beneficiary or legal representative of the estate of a disabled or deceased Participant, for a period of five years (or such shorter period as the Committee may specify at grant) from the date of such death, Disability or Retirement or until the expiration of the stated term of such SAR, whichever period is the shorter.

                                  8.3         Other Termination of Service. Subject to Article XIII, unless otherwise determined by the Committee at or after grant, if a Participant’s employment by or service to the Company or a Subsidiary terminates for any reason other than death, Disability or Retirement, the SAR shall terminate at such time as provided in the award.

ARTICLE IX

STOCK AWARDS

                                  9.1         Stock Awards. The Committee may, in its discretion, grant stock awards to such eligible persons as may be selected by the Committee. A stock award shall specify whether the award is a restricted stock award, a restricted stock unit award or an unrestricted stock award.

                                  9.2         General Terms. Stock awards shall be subject to the following terms and conditions and shall be subject to such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

                                  (a)        Number of Shares and Other Terms. The number of shares of Common Stock subject to a restricted stock award, restricted stock unit award or unrestricted stock award and the performance goals (if any) and restriction period applicable to a restricted stock award or restricted stock unit award shall be determined by the Committee. Unrestricted stock awards shall not be subject to any performance goals or restriction periods.

                                  (b)        Vesting and Forfeiture. A restricted stock or restricted stock unit award shall provide, in the manner determined by the Committee, in its discretion and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i)

if specified performance goals are satisfied or met during the specified restriction period, (ii) if the holder of such award remains continuously in the employment of or service to the Company during the specified restriction period or (iii) if both of the conditions described in clauses (i) and (ii) are satisfied or met during the specified restriction period, and for the forfeiture of all or a portion of the shares of Common Stock subject to such award (x) if specified performance goals are not satisfied or met during the specified restriction period or (y) if the holder of such award does not remain continuously in the employment of or service to the Company during the specified restriction period. The performance criteria for any stock award that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be a measure based solely on one or more Qualifying Performance Criteria (as defined in Article XI hereof) selected by the Committee and specified at the time the stock award is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the number of shares vesting or payable as a result thereof, prior to the delivery of any shares that are intended by the Committee to satisfy the requirements for “performance-based compensation” under Code Section 162(m).

                                  (c)        Share Certificates. During the restriction period applicable to a restricted stock award, (i) the Company may elect to hold the shares of Common Stock subject to the award in book-entry form or (ii) a certificate or certificates representing a restricted stock award may be registered in the holder’s name or a nominee name at the discretion of the Company and may bear a legend indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the restricted stock award. All certificates registered in the holder’s name shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the restricted stock award in the event such award is forfeited in whole or in part. Shares of Common Stock subject to a restricted stock unit award shall be issued or transferred to a Participant only when and to the extent such award becomes vested. Upon termination of any applicable restriction period (and the satisfaction or attainment of applicable performance goals) under a restricted stock award, upon the vesting of a restricted stock unit award, and upon the grant of an unrestricted stock award, in each case subject to the Company’s right to require payment of any taxes in accordance with Section 16.6, the Company shall either (A) provide for the registration in book-entry form, in the name of the holder of such award, of the requisite number of shares of Common Stock or (B) cause a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock to be delivered to the holder of such award. The Committee may, in its discretion and subject to such terms and conditions as the Committee may specify, (x) substitute cash for shares of Common Stock to be issued upon the vesting of a restricted stock unit award, based on the Fair Market Value of such shares and (y) provide or permit a Participant to elect for the delivery of shares or cash payable under any stock award to be deferred.

                                  (d)        Rights with Respect to Stock Awards. Unless otherwise set forth in a restricted stock award, and subject to the terms and conditions of the restricted stock award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made. A Participant shall have no rights with respect to the shares of Common Stock subject to a restricted stock unit award or an unrestricted stock award until such shares are issued to the Participant.

                                  9.3         Termination of Service. Upon a Termination of Service by a Participant prior to the end of a restriction period, the following procedures shall apply as to any restricted stock or restricted stock unit awards held by such Participant, unless determined otherwise by the Committee in its sole discretion:

                                  (a)        Death, Disability or Retirement. Following the death, Disability or Retirement of a Participant during an applicable restriction period and/or performance period, the restrictions applicable to any stock award shall lapse and such award shall become vested with respect to a pro-rata portion of such award. Such pro-rata portion shall be determined by the Committee in its discretion following any applicable performance period, or as soon as administratively practicable following the Participant’s death, Disability or Retirement if the award is not subject to performance criteria, by multiplying (i) the number of additional shares which the Committee determines would have become earned and vested if the Participant had continued his or her employment or service with the Company or a Subsidiary through the last day of the applicable restriction period and/or performance period, times (ii) a ratio equal to the number of full months of the Participant’s employment or service with the Company during the restriction period and/or performance period applicable to the vesting of such shares divided by the aggregate number of months in such restriction period and/or performance period.

                                  (b)        Other Termination of Service. Subject to Article XIII, unless the Committee provides otherwise at or after grant, upon a Termination of Service for any reason other than death, Disability, or Retirement prior to the end of a restriction period and/or performance period, the right to any shares of Common Stock subject to any stock award shall be forfeited to the extent such award was not vested as of the date of such Termination of Service.

ARTICLE X

ANNUAL MANAGEMENT INCENTIVE PLAN

                                  10.1         General Terms. The Committee may award annual management incentive plan bonuses to Participants upon achievement of such terms and conditions as the Committee determines appropriate. Annual management incentive plan bonuses shall consist of monetary payments earned in whole or in part if certain performance goals established by the Committee for a specified fiscal year are achieved during that year.

                                  10.2         Annual Management Incentive Plan Bonuses. Each year the Committee shall set forth provisions regarding (a) the performance criteria and level of achievement related to these criteria upon which the amount of the award payment shall be based, (b) the timing of any payment earned by virtue of performance, (c) restrictions on the Transfer of the annual management incentive plan award prior to actual payment, (d) forfeiture provisions, and (e) such further terms and conditions, in each case not inconsistent with the Plan. The maximum amount payable to any Participant as an annual management incentive plan award intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall not exceed 0.2% of Operating Cash Flow for the applicable fiscal year.

                                  10.3         Performance Criteria. The Committee shall establish the performance criteria and level of achievement related to these criteria upon which the amount of any award payment shall be based. Notwithstanding anything to the contrary herein, the performance criteria for any annual management incentive plan bonus that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be a measure based solely on one or more Qualifying Performance Criteria (as defined in Article XI hereof) selected by the Committee and specified within the first 90 days of the performance period. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any bonus that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Code Section 162(m).

                                  10.4         Timing of Payment. The Committee shall determine the timing of payment of any annual management incentive plan bonus. As provided in Section 16.3, the Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for, the payment of any annual management incentive plan award to be deferred.

                                  10.5         Termination of Service. Upon a Termination of Service for a Participant prior to the end of a fiscal year, the following procedures shall apply as to any annual management incentive plan bonus for such fiscal year, unless determined otherwise by the Committee in its sole discretion:

                                  (a)        Death, Disability or Retirement. Following the death, Disability or Retirement of a Participant, the Participant shall be entitled to receive a pro-rata portion of any annual management incentive plan bonus amount payable based upon performance for such fiscal year. Such pro-rata portion shall be paid at such time as the other Participants receive bonuses and shall be determined by multiplying (i) the amount of the annual management incentive plan bonus that the Committee determines would have been payable to the Participant for the fiscal year, times (ii) a ratio equal to the number of full months of the Participant’s employment by or service to the Company during the fiscal year divided by 12.

                                  (b)        Other Termination of Service. Subject to Article XIII, unless the Committee provides otherwise, upon a Termination of Service for any reason other than death, Disability, or Retirement prior to the end of a fiscal year, the right to receive any annual management incentive plan bonus for that fiscal year shall be forfeited.

                                  10.6         Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount to be paid as an annual management incentive plan bonus may be adjusted by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine. However, the Committee may not, in any event, increase the amount earned upon satisfaction of any performance goal by any Participant who is a “covered employee” within the meaning of Code Section 162(m).

ARTICLE XI

QUALIFYING PERFORMANCE CRITERIA

                                  To the extent any award is intended to satisfy the requirements of “performance-based compensation” under Code Section 162(m), such award may be based on one or more of the following qualifying performance criteria selected by the Committee: (a) shareholder value added, (b) cash flow or Operating Cash Flow, (c) earnings per share, (d) earnings before interest, taxes, depreciation and amortization, (e) return on equity, (f) return on capital, (g) return on assets or net assets, (h) revenue growth, (i) income or net income, (j) cost control, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin, (n) return on operating revenue, (o) market share or circulation, (p) customer satisfaction survey results, (q) employee satisfaction survey results, (r) employee retention and (s) goals relating to acquisitions or divestitures, all as determined by the Committee. Performance may be measured on a Corporate, Group, business unit or consolidated basis and may be measured absolutely or relative to the Company’s peers. The Committee may adjust the performance goals to account for the effects of Extraordinary Items.

ARTICLE XII

NONTRANSFERABILITY

                                  Except as otherwise provided by the Committee at or after grant, no awards granted under the Plan may be Transferred, other than by will or by the laws of descent and distribution. Further, all stock options and SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant. Notwithstanding the foregoing, at the discretion of the Committee, a Nonqualified Stock Option may be transferable by the Participant solely to members of the Participant’s immediate family or trusts or family partnerships for the benefit of such persons, subject to such terms and conditions as may be established by the Committee.

ARTICLE XIII

CHANGE IN CONTROL

                                  Upon a change in control of the Company all outstanding stock options and SARs shall become exercisable, the restriction period applicable to any outstanding restricted stock award or restricted stock unit award shall lapse, the performance period applicable to any outstanding award shall lapse, and the performance goals applicable to any outstanding award shall be deemed to be satisfied at the maximum level. For purposes hereof, a “change in control” of the Company shall mean:

                                  (a)        the acquisition, other than from the Company, by any person, entity or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act), excluding for this purpose the Company, the Robert R. McCormick Tribune Foundation, the Cantigny Foundation and any employee benefit plan (or related trust) sponsored or maintained by the Company or its Subsidiaries, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or

                                  (b)        individuals who, as of May 12, 2004, constitute the Board of Directors of the Company (as of May 12, 2004, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election, by the stockholders of the Company was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the members of the Board, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) shall be considered as though such person were a member of the Incumbent Board; or

                                  (c)        consummation of a reorganization, merger or consolidation involving the Company, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own, directly or indirectly, 50% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the reorganized, merged or consolidated company, or a liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company.

                                  If any amounts payable to a Participant pursuant to the Plan are deemed to be “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code, the Committee may provide in the award that the Company shall pay to such Participant in addition to any amounts payable pursuant to the Plan an amount which — after all federal, state and local taxes imposed on the Participant with respect to such amount are subtracted therefrom — is equal to the excise taxes imposed on such excess parachute payment pursuant to Section 4999 of the Code.

ARTICLE XIV

ADJUSTMENT PROVISIONS

                                  14.1         If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Common Stock) or make a distribution of cash or property which has a substantial impact on the value of issued Common Stock, the total number of shares of Common Stock available for awards under the Plan, the number of shares which may be made subject to Incentive Stock Options, the maximum number of shares available for stock awards, the maximum number of securities with respect to which options or SARs, or a combination thereof, or stock awards may be granted during any period to any Participant, the maximum amount payable to any Participant as an annual management incentive plan award, the number and class of securities subject to each outstanding option and the purchase price per security, the terms of each outstanding SAR, the number and class of securities subject to each outstanding stock award, and the performance criteria applicable to each outstanding award shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

                                  14.2         In the case of any sale of assets, merger, consolidation, combination or other corporate reorganization or restructuring of the Company with or into another corporation which results in the outstanding Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof (an “Acquisition”), subject to the provisions of the Plan and any limitation applicable to the award:

                                  (a)        any Participant to whom a stock option or SAR has been granted shall have the right thereafter and during the term of the stock option or SAR, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of shares of Common Stock which might have been obtained upon exercise of the stock option or SAR, or portion thereof, as the case may be, immediately prior to the Acquisition; and

                                  (b)        except as otherwise provided in Article XIII, any Participant to whom restricted stock unit awards have been awarded shall have the right thereafter and during the term of the award, upon fulfillment of the terms of the award, to receive on the date or dates set forth in the award, the Acquisition Consideration receivable upon the Acquisition by a holder of the number of shares of Common Stock which are covered by the Award.

                                  The term “Acquisition Consideration” shall mean the kind and amount of securities, cash or other property or any combination thereof receivable in respect of one share of Common Stock upon consummation of an Acquisition.

                                  14.3         Notwithstanding any other provision of the Plan, the Committee may authorize the issuance, continuation or assumption of awards or provide for other equitable adjustments after changes in the Common Stock resulting from any other merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence upon such terms and conditions as it may deem equitable and appropriate.

                                  14.4         In the event that another corporation or business entity is being acquired by the Company, and the Company assumes outstanding employee stock options and/or stock appreciation rights, the aggregate number of shares of Common Stock available for awards under the Plan shall be increased accordingly.

ARTICLE XV

AMENDMENT AND TERMINATION

                                  The terms and conditions applicable to any award granted under the Plan may be amended or modified by mutual agreement between the Company and the Participant or such other persons as may then have an interest therein. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, except as may be required under applicable law, regulation or stock exchange rule, no such action shall reduce the amount of any existing award or change the terms and conditions thereof in a manner that is adverse to a Participant without the Participant’s consent. No amendment of the Plan shall be made without stockholder approval if such amendment increases the number of shares of Common Stock reserved under the Plan or the maximum number of shares which may be awarded to any Participant in any period specified in the Plan or if stockholder approval is otherwise required by law or regulation or stock exchange rule.

ARTICLE XVI

GENERAL PROVISIONS

                                  16.1         Successor. All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

                                  16.2         Unfunded Status of Plan. This Plan is intended to be unfunded. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

                                  16.3         Deferral of Awards. The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the exercise or settlement of all or a portion of any award made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms or pursuant to such programs as the Committee may determine in its sole discretion. Amounts deferred pursuant to this Section 16.3 may be payable in cash or shares of Common Stock as determined by the Committee in its sole discretion, without regard to the form in which such award would have been paid had it not been deferred.

                                  16.4         No Right to Employment or Other Service. Neither this Plan nor the grant of any award hereunder shall give any Participant or other person any right with respect to continuance of employment by or service to the Company or any Subsidiary, nor shall there be a limitation in any way on the right of the Company or any Subsidiary by which any person is employed or engaged to terminate his or her employment or service at any time.

                                  16.5         No Assignment of Benefits. No award under the Plan shall, except as otherwise specifically provided hereunder, in such award or by law, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

                                  16.6         Taxes. The Company shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan after giving the person entitled to receive such payment or delivery notice as far in advance as practicable, and the Company may defer making payment or delivery as to any award if any such tax is payable until indemnified to its satisfaction. The Committee may, in its discretion and subject to such rules as it may adopt, permit a Participant to pay all or a portion of any withholding taxes arising in connection with the exercise of a nonqualified stock option or SAR or the vesting or receipt of shares relating to a stock award, by electing (i) to have the Company withhold shares having a Fair Market Value equal to the amount to be withheld or (ii) to deliver shares previously owned having a Fair Market Value equal to the amount to be withheld.

                                  16.7         No Repricing of Awards. Notwithstanding anything in this Plan to the contrary and subject to Article XIV, the exercise price or base price, as the case may be, of any award granted hereunder shall not be reduced after the date of grant of such award, and no award granted hereunder shall be canceled for the purpose of regranting a new award at a lower exercise price or base price, as the case may be, without the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at a meeting in which the reduction of such exercise price or base price, or the cancellation and regranting of an award, as the case may be, is considered for approval.

                                  16.8         Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (without regard to applicable Delaware principles of conflict of laws).

ARTICLE XVII

EFFECTIVE DATE AND STOCKHOLDER APPROVALS

                                  The Plan was adopted by the Board of Directors on December 10, 1996, to be effective December 29, 1996, subject to stockholder approval. The stockholders of the Company approved the Plan on May 6, 1997. On May 7, 2002, the stockholders reapproved the performance criteria under the Plan for purposes of Section 162(m) of the Internal Revenue Code. This Plan, as amended and restated herein, shall be submitted to the stockholders of the Company for approval at the 2004 annual meeting of stockholders and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at such meeting, shall become effective on the date of such approval. This Plan shall terminate as of the tenth anniversary of such approval, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination. In the event that this Plan is not approved by the stockholders of the Company, this Plan, as amended and restated, shall be null and void, and the Plan as in effect immediately prior to such amendment and restatement shall remain in effect.